                                                                Exhibit (j)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective
Amendment No. 124 to Registration Statement No. 2-17613 of Ivy Fund on Form
N-1A of our report dated February 7, 2003 appearing in the Annual Report to
Shareholders of Ivy Cundill Global Value Fund, Ivy Developing Markets Fund,
Ivy European Opportunities Fund, Ivy Global Fund, Ivy Global Natural
Resources Fund, Ivy Global Science & Technology Fund, Ivy International
Fund, Ivy International Small Companies Fund, Ivy International Value Fund,
Ivy Pacific Opportunities Fund, Ivy Growth Fund, Ivy US Blue Chip Fund, Ivy
US Emerging Growth Fund, Ivy Bond Fund and Ivy Money Market Fund,
comprising the Ivy Fund for the fiscal year ended December 31, 2002, in the
Statement of Additional Information, which is part of such Registration
Statement, and to the reference to us under the caption "Auditors" in such
Statement of Additional Information. We also consent to the reference to us under the caption "Financial Highlights" in the Prospectus, which is also part of such Registration Statement.

/s/Deloitte & Touche LLP
-----------------------
Deloitte & Touche LLP
Kansas City, Missouri
June 3, 2003